UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2023

Astria Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Suite 1400
Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2023, Astria Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Evercore Group L.L.C., as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), relating to an underwritten offering (the “Offering”) of (i) 8,253,895 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and accompanying common stock warrants (“Common Stock Warrants”) to purchase 6,190,418 shares of Common Stock, and (ii) to certain investors in lieu of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”) to purchase 1,571,093 shares of Common Stock and accompanying Common Stock Warrants to purchase 1,178,320 shares of Common Stock. All of the Shares, the Pre-Funded Warrants and the Common Stock Warrants will be sold by the Company. Each Share of Common Stock is being offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $6.514, and each Pre-Funded Warrant is being offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $6.513, which is equal to the combined offering price per share of Common Stock and accompanying Common Stock Warrant less the $0.001 exercise price of each Pre-Funded Warrant. The Underwriters will purchase (i) each Share and accompanying Common Stock Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $6.12316 and (ii) each Pre-Funded Warrant and accompanying Common Stock Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $6.12222.

The Company expects to receive net proceeds from the Offering of approximately $59.6 million, after deducting underwriting discounts and commissions and estimated offering expenses, and excluding any proceeds that may be received from exercise of the Common Stock Warrants and the Pre-Funded Warrants. The Company plans to use the net proceeds from the Offering for research and development activities, including clinical development of its lead product candidate, STAR-0215, and preclinical and clinical development of its recently in-licensed second product candidate, STAR-0310, and for working capital and other general corporate purposes.

The Offering was made, and the Shares, the Pre-Funded Warrants and the Common Stock Warrants will be issued, pursuant to the Company’s registration statement on Form S-3 (File No. 333-271848), which was filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2023 and declared effective on May 23, 2023 (the “Registration Statement”), a base prospectus dated May 23, 2023 and a related prospectus supplement dated October 11, 2023. The closing of the Offering is expected to take place on or about October 16, 2023, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will have an exercise price per share of Common Stock equal to $0.001 per share. Each Pre-Funded Warrant will be exercisable from the date of issuance until exercised in full solely by means of a cashless exercise.

Each Common Stock Warrant will have an exercise price per share of Common Stock equal to $8.025. Each Common Stock Warrant will be exercisable from the date of issuance until the date that is five years after the original issuance date. Each Common Stock Warrant is exercisable solely by means of a cash exercise, except that the Common Stock Warrant is exercisable via cashless exercise if at the time of exercise, a registration statement registering the issuance of the shares of Common Stock underlying the Common Stock Warrants under the Securities Act is not then effective. The Common Stock Warrants include certain rights upon “fundamental transactions” as described in the Common Stock Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction. A holder of Common Stock Warrants (together with its affiliates) may not exercise any portion of a Common Stock Warrant to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately after exercise.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and each of the Company’s directors and executive officers has agreed not to offer, sell, pledge or otherwise dispose of any Common Stock and other of the Company’s securities that they beneficially own, including securities that are convertible into shares of Common Stock and securities that are exchangeable or exercisable for shares of Common Stock for 90 days after October 11, 2023, in each case, without first obtaining the written consent of the Representatives.

The foregoing descriptions of the terms of the Underwriting Agreement, the Pre-Funded Warrants and the Common Stock Warrants do not purport to be complete and each is qualified in its entirety by reference to the Underwriting Agreement, the Form of Pre-Funded Warrant and the Form of Common Stock Warrant, respectively, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the Shares, the Pre-Funded Warrants, the Common Stock Warrants and the shares of Common Stock underlying the Pre-Funded Warrants and Common Stock Warrants is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01.	Other Events.

On October 11, 2023, the Company issued a press release announcing the pricing of the Offering. The full text of the press release issued in connection with this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
1.1	Underwriting Agreement, dated October 11, 2023, by and among Astria Therapeutics, Inc., Jefferies LLC and Evercore Group L.L.C.
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Stock Warrant
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
99.1	Press Release dated October 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including statements about the anticipated completion of the Offering, the estimated use of proceeds, and the planned use of proceeds, among other things, statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions relating to the Offering and the Company’s intended use of proceeds, as well as uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of the Company’s product candidates; whether interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; expectations for regulatory approvals to conduct trials or to market products; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; other matters that could affect the availability or commercial potential of the Company’s product candidates; and general economic and market conditions and other factors discussed in the “Risk Factors” section of the prospectus supplement and the accompanying base prospectus to the Registration Statement relating to this Offering, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC, and in other filings that the Company may make with the SEC in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRIA THERAPEUTICS, INC.

Date: October 12, 2023	By:	/s/ Ben Harshbarger
Ben Harshbarger
Chief Legal Officer